MONTEVIDEO, Uruguay; November 4, 2026 -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce and fintech company, today reported financial results for the third quarter ended September 30, 2026. Net revenues & financial income of $10,750 million, up 45% YoY and 41% FX-neutral Income from operations of $676 million, with a 6.3% margin Net income of $448 million, with a 4.2% margin Total Payment Volume of $109 billion, up 53% YoY and 51% FX-neutral Gross Merchandise Volume of $23 billion, up 38% YoY and 33% FX-neutral To our Shareholders Mercado Libre delivered another quarter of strong growth in Q3'26, with net revenue and financial income of $10,750mn, up 45% YoY. On an FX-neutral basis, growth remained solid at 41%, with Brazil continuing to deliver the strongest performance. Beneath the growth, the signals we focus on most all moved in the right direction: we gained share in each of our three largest markets, our buyers purchased more often, our Fintech users transacted and saved more with Mercado Pago, and ecosystemic users, those who both shop and bank with us, grew faster than any other group. Income from operations was $676mn, down 6% YoY, with a margin of 6.3%, 40bps below Q2'26, reflecting the cost of more free shipping and new fulfillment capacity added ahead of peak season, and a tactical decision to increase affiliate marketing spend in Brazil, both of which we discuss in the Financial Results section. Over our last two letters, we explained why we are investing boldly in Latin America’s digital economy, and we showed how our ecosystem was changing the way people shop and manage their money, with engagement deepening across every metric we track. That investment involves a trade-off, and it is a simple one: we are investing part of today’s margin to accelerate the shift of Latin America’s commerce and financial services online, and to build, at scale, the habits that form within our ecosystem. This quarter, we show that those habits are holding, that scale is building on them, and how that scale turns into profitability over time. Engagement, Scale and Cost to Serve The habits we described last quarter continued to build in Q3'26, and engagement deepened again. Growth remained elevated and we gained share in Commerce and Fintech in Brazil, Mexico and Argentina. Our buyers now make 12 purchases a year with us, against more than 50 online purchases for consumers in more developed markets. The gap is closing. In Brazil, items per buyer was growing at a single-digit pace before we lowered the free shipping threshold; in Q3'26 it grew 16% YoY, still double-digit even as we fully lapped the change. In Fintech, our users continue to pay and transact more with Mercado Pago, with TPV per user up 34% YoY. Ecosystemic users, those who both shop and bank with us and are most engaged, grew 33% YoY, faster than any other segment. Those habits are worth more inside an ecosystem than outside, because we can earn from the same user more than once. Users who shop and bank with us generate 70% more GMV than marketplace-only users, 90% more TPV than fintech-only users, and their average revenue per user is 3-4x that of single-vertical users; those uplifts held in Q3. The same activity also feeds our advertising business and the underwriting of our credit portfolio, both of which continue to be highly profitable. This is our unique flywheel: a better marketplace draws more users into Mercado Pago, and a better Mercado Pago makes the marketplace more appealing. Each side generates interactions for the other, so the ecosystem grows faster than either business could alone, and that growth is what builds our scale. The more our users do with us, the more efficiently we serve them. In Fintech, our platform is digital from the ground up, so our users can do much more with us for the same cost: the cost to serve an active user is around $1 per month, a figure that has been broadly flat since Q1'25 while transactions, products and revenue per user have all grown strongly. In Commerce, the same dynamic shows in our logistics network, where cost per shipment is the clearest read on how efficiently it is running. In Brazil, our cost per shipment in Q3'26 was 5% lower YoY in local currency and 14% lower than in Q1'25, the last full quarter before we lowered the free MercadoLibre, Inc. Letter to Shareholders MercadoLibre Letter to Shareholders 1 Q3’26 Results

Q3'26 Results

shipping threshold (as shown on the chart below). This is despite higher energy prices in Q2 and Q3, and the cost of new capacity that came online in Q3 ahead of peak season. Our ecosystem generates scale, and scale generates efficiency.

Brazil cost per shipment (local currency, index)


Free shipping threshold lowered (June 2025)
Index, Q1'25 = 100
100
90
80
70
94
92
94
99
100
97
90
88
83
90
86
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

Source: Internal Data

Lowering the free shipping threshold resulted in growth accelerating sharply while we gave up revenue as fewer users were charged for shipping. As a result, our cost per shipment improved with scale – as shown by the chart above – but our net shipping margin (shipping charges net of shipping costs) fell by around 200bps as a percentage of GMV since Q1'25. As intended when we lowered the threshold, growth was led by lower-priced items that stimulate frequency and online buying habits but generate less revenue per item sold. And with free shipping easier to access, buyers put fewer items in each basket, so the same items generate more shipments, each with its own cost. These two effects largely explain the contraction in our shipping margin, and that is the price of the habit we set out to build. The habit itself is visible: buyers purchasing more often, cohorts who joined since the change retaining at higher rates than those before, sold items in Brazil growing more than 40% YoY for five consecutive quarters, and market share gains throughout.

The mix effects above are the consequence of a step change in behavior, and they should diminish over time as that behavior settles. Cost per shipment is where we have the most control and, over time, we should lower it in two ways. The first is scale. Every additional order helps dilute the fixed costs of our network. The clearest evidence is in the economics of free & slow shipments in the R$19-79 range in Brazil: in September, the range as a whole was variable contribution-positive for the first time.

The second is productivity: more shipments through each facility, fuller vehicles on every route, and fewer kilometers per shipment. Shipments per route reached a new high in Q3'26. Our network is becoming more regional, with the 13 Metro fulfillment centers opened over the last 12 months bringing inventory closer to where demand is densest. Automation is moving faster still: we have more than doubled the number of sorters and robots in our network over the same period, with robotics now live in Mexico as well as Brazil, delivering productivity gains of 70% against manual processes in picking operations where robotics has been deployed. Progress will not be linear, because new capacity carries costs before the volume that fills it, but over time, as scale grows and productivity rises, lower cost per shipment should flow through into lower shipping costs as a percentage of GMV and revenue.

Across Commerce and Fintech, the pattern is the same. Our users are doing more with us, and the cost of serving each of them is falling or holding flat. That efficiency creates a choice: how much to reinvest in the value proposition, and how much to let through to the bottom line. Today, we are choosing to invest, because the habits we are building are worth more than the margin we are forgoing in the short term to build them. That is the trade-off. As those habits set and the market matures, that balance will shift. This is one of the reasons we remain confident in our long-term margin trajectory.

MercadoLibre | Letter to Shareholders 2

Commerce In Brazil, growth remained elevated as we fully lapped the lower free shipping threshold. FX-neutral GMV grew 36% YoY in Q3'26 and sold items grew 45%, with the two-year growth rate accelerating on both metrics, further evidence that expanding free shipping has an enduring impact. We continued to gain share in a competitive environment that remains intense but stable. Daily active users grew faster than monthly active users once again, and buyers are purchasing more often across more categories. In Argentina, FX-neutral GMV grew 40% YoY and items sold 19%, against a consumption backdrop that remains soft, in which we continued to gain share from physical retail. In September, we extended free & fast shipping on lower-priced items for MELI+ members to all delivery methods within our managed network (previously fulfillment only). This means the vast majority of items are now eligible for members. As a result, free shipping penetration reached levels similar to Brazil and Mexico, and purchase frequency hit a record high in September. Growth accelerated most in the country's interior, where ecommerce penetration lags Buenos Aires and the benefit of free shipping is more valued. Members are also buying more frequently in mid- to high-ASPs. The habits we are building in Brazil are forming in Argentina too, and because the investment is focused on MELI+, the near-term margin cost is real but limited. In Mexico, FX-neutral GMV grew 21% YoY and items sold 25%, a slower pace than in recent quarters, as the tax reform we flagged earlier this year and a weaker consumption environment continued to weigh on demand. Even so, we gained market share QoQ and YoY, and unique active buyer growth remained broadly stable at 21%, so the shift of consumers to our platform from physical retail continued even as growth in their spending slowed. Advertising revenue grew 51% YoY on an FX-neutral basis (58% in USD), well ahead of the market, with slower growth in Argentina and Mexico. Most of this remains retail media, meaning ads on our marketplace, which continues to grow rapidly. AI is now central to how we sell ads. Better relevance, retrieval and click-through models lifted revenue across the quarter, and ad load is moving from fixed slots to dynamic decisions, so the number of ads on a page adjusts to the quality of the match for each search. Our AI advisor now manages campaigns for 56,000 sellers, almost 4x the number three months ago. And in branding, we launched Engage+, which uses AI to predict from our purchase data which users are most likely to buy in a brand’s category, and directs spend toward the ones who go on to engage with it. In testing against conventional reach campaigns, it reached significantly more engaged users at a fraction of the cost per engaged user. It is now live across six sites. Beyond the marketplace, we are building what we call commerce media: using our marketplace data and measurement wherever a brand’s audience is. We can show a brand’s ad on a streaming platform or a social network and then see whether the person who saw it searched for the product, added it to their cart or bought it. That turns awareness spend, which has always been hard to measure, into spend with a visible return. What makes it compelling is the scale and depth of the data behind it: the more of Latin America’s purchases that happen on our platform, the better attribution we can give to a brand. In October, we announced a partnership with Netflix, which will join Disney, Roku and HBO Max on our connected TV offering from early 2027, further expanding our reach among audiences that brands want to target. Fintech Services Fintech Services reached 93mn MAUs in Q3'26, up 29% YoY. Our ecosystem underpins our leadership: our marketplace brings users to Mercado Pago at low cost and provides the data that helps us underwrite them. This is an advantage that compounds as both sides of the ecosystem grow. As a result, in Mexico we are the largest digital bank by active users, with more than 18mn MAUs, growing above 40% YoY, and we also have the largest credit portfolio among fintechs. In Argentina, almost 80% of the adult population is now a Mercado Pago active user, so our opportunity there is deepening the relationship with our users, particularly in lending. In Brazil, where our value proposition is most advanced, we outperform every competitor on NPS, with a significant lead over the incumbent banks. That is helping us to grow our MAUs above 35% YoY, faster than any other player of scale. Credit is where the depth of these relationships shows most clearly, and it is how a large, engaged user base becomes a profitable one. Our credit portfolio reached almost $18bn in Q3'26, up 62% YoY. NIMAL was 20.1%, 1ppt lower YoY, reflecting the mix shift MercadoLibre Letter to Shareholders 3 Q3’26 Results toward the credit card, which now accounts for 47% of the portfolio, up from 44% a year ago. Asset quality remained robust, with the 15–90 day NPL of 7.0% for the portfolio broadly stable YoY and QoQ and close to all-time lows, despite industry-wide weakness in Argentina and Brazil. The credit card remains our largest investment in Fintech, which has totaled almost $450mn over the past 12 months. This is a feature of how a card portfolio grows. When we issue a card, the balance builds over its first months as the user starts to spend, and we provision for expected losses upfront, on every dollar of that balance as soon as it is drawn. Interest income, by contrast, comes only from the users who revolve a balance or pay it off over several months; most cardholders pay on time and in full, so the interest-earning population forms gradually. Together, these factors mean a cohort’s NIMAL starts negative and turns positive as it matures. The card’s NIMAL at any point reflects the balance between cohorts in that early, loss-making phase and those that have matured and become profitable: the faster we issue relative to the size of the mature book, the larger the near-term cost, even when the economics of each cohort are sound. Brazil, where we have issued cards the longest, shows the full pattern today: the cohorts issued between 2021 and 2024 are NIMAL positive and account for more than half of the Brazilian card portfolio; the 2025 cohort is roughly NIMAL breakeven in its second year; and the 2026 cohort is in its early, loss-making phase. Credit card NIMAL improved sequentially in Q3'26. In Brazil, the maturation of existing cohorts helped offset the dilution from new issuance, even though issuance reached a record. The card continued to perform well in Mexico, and we are pleased with the early signs in Argentina, a year after launch. Acquiring Acquiring TPV grew 40% YoY on an FX-neutral basis, with growth broadly stable across our markets: 31% in Brazil, 43% in Mexico, and 55% in Argentina. We continued to gain share in each, and in Mexico, Instore remains our fastest-growing channel as we lead the shift from cash to digital payments. Acquiring is one part of a broader relationship with merchants: our aim is to be the digital financial partner for Latin America’s merchants, with payments, banking and credit in one place. In August we launched Cuenta de Negocios in Mexico, a business account tailored to merchants’ needs, which is already available in Brazil. Merchants are also deepening their relationship with us through credit: our merchant portfolio grew 15% QoQ, faster than the credit portfolio as a whole, with delinquency stable. Artificial Intelligence (AI) Our investment in AI grew by almost $30mn QoQ. Usage is growing much faster than our spend, because we are becoming increasingly efficient in two ways: we are getting better at choosing which model to use for each task, and we are lowering the cost of each model we use. This includes significantly expanding our use of open-source models, which we expect to be a large part of our mix over the medium to long term. The result is a cost per token that is much lower than a year ago, and fell again this quarter. We have built many tools, but the bigger picture is that we are organizing our work, across the entire company, around AI. The returns come through several channels: revenue uplift, better user experience, cost avoidance and productivity, each with its own yardstick. Some of these returns we can measure precisely, and we do. The revenue uplift from deploying AI in search, for example, more than offsets the incremental cost of the models behind it. In customer support, we handle today’s volume with around 7,000 representatives; without AI in those processes, we estimate we would need a multiple of that, so the ROI is clearly positive. And in user experience, Mago, our Fintech AI assistant, held 19mn conversations in September alone. In productivity, the output of our technology teams has doubled over the past year, and the gains extend across the company: in Finance, AI has freed up almost 20% of hours worked. Above all, AI is accelerating the secular shifts we were built to capture, applied to an organization with technology in its DNA, and that is how it multiplies our capacity to create value. Consolidated Financial Results Net revenue and financial income of $10,750mn grew 45% YoY. Currency movements acted as a tailwind – albeit to a lesser extent than in Q2'26 – to YoY growth of 50% in Brazil and 47% in Mexico, and acted as a headwind to Argentina’s 26% YoY growth. FX- MercadoLibre Letter to Shareholders 4 Q3’26 Results

neutral growth remained broadly stable in Brazil at 41%, and in Mexico at 36%, while slowing to 42% in Argentina. Commerce revenue growth was stable at 41% on an FX-neutral basis (47% in USD), while Fintech decelerated to 40% (42% in USD). Income from operations was $676mn, down 6% YoY, with a margin of 6.3%, 40bps below Q2'26. Two factors contributed to the sequential decline: a net shipping headwind of 60bps, split between gross margin (40bps) and G&A (20bps), and higher sales & marketing spend (40bps). Shipping compressed gross margin by 40bps, with a 60bps increase in shipping charges only partially offsetting a 100bps increase in costs. Even though cost per shipment fell QoQ in Brazil and Mexico, shipping acted as a headwind to margin for three reasons. The first, as discussed earlier, is less revenue per shipment due to more free shipping and lower average order values (AOVs), which is a near-term price of the habits we set out to build; the second is higher energy prices, which raised transportation costs; and the third is the expansion of our shipping network, which added almost 20% to our fulfillment square meters QoQ. Adding capacity ahead of peak season is a pattern we repeat every year; the scale of this year’s additions reflects our growth momentum across the region and our confidence in what lies ahead. In addition to the compression in cost of revenue, the expansion of our shipping network added 20bps to G&A QoQ due to the associated recruitment costs. These costs are uneven from one quarter to the next, and this quarter’s increase does not change the longer-term trend of G&A diluting as we grow: it has fallen by 3ppts as a percentage of net revenue over the past five years. The second source of pressure was sales & marketing, which rose 40bps QoQ to 11.6% of net revenue, within the range in which we have operated in recent years. We calibrate this spend quarter by quarter, and in Q3 we made a tactical decision to invest more in our affiliates program in Brazil as we continue developing it. This is an increasingly important channel for customer acquisition, and we now operate it at scale with a growing share of campaigns co-funded by sellers. Operating leverage was visible once again in product development expenses, despite higher investment in AI. Elsewhere, in cost of revenue, the POS device restocking that weighed on Q2 reversed, adding around 30bps QoQ, but this was fully offset by higher hosting costs related to AI and strong growth in traffic across our ecosystem. Net income of $448mn rose 6% YoY in Q3'26, with the decline in income from operations more than offset by a lower tax rate and smaller FX losses of $72mn (versus $102mn in Q3'25). Adjusted free cash flow was $285mn, even after $503mn of capex and $2.1bn of investment in the expansion of our credit portfolio (partially offset by $1.5bn of fintech funding). In September, we successfully concluded our second investment grade bond issue, raising $1bn to reinforce our already strong liquidity position. Looking ahead Ecommerce penetration in Latin America is rising at the fastest pace since 2020, and at twice the pace of 2019 in percentage points added each year. This is a critical moment in the market’s development, and the engagement we capture now will define our scale and our leadership for years to come. That acceleration brings new users to Mercado Pago too, where the opportunity is just as large, and Mercado Pago also strengthens Commerce by deepening users’ engagement with our ecosystem. Investing in Fintech is therefore also investing in our leadership in Commerce. As more of the region’s economy moves online, our goal is to ensure that more of it moves through our ecosystem. That goal is the thread through our last three letters: why we are investing, how our ecosystem is changing the way people shop and manage their money, and now how that engagement is improving our cost to serve. The results give us confidence in that sequence. Growth remains strong. Engagement is deepening as the habits we set out to build take hold across our markets. And our cost to serve is falling in Commerce and flat in Fintech, even as users do more with us. This is the foundation of our future earnings power. It reaches our reported margins gradually, as our investments mature and their cost is diluted. The structural drivers of our profitability – lower cost per shipment, operating leverage in product development, and a credit portfolio that continues to scale profitably – improved again this quarter. For Mercado Libre and Latin America, the best is coming. MercadoLibre Letter to Shareholders 5 Q3’26 Results

Q3'26 Results

The following table summarizes certain key performance metrics for the nine and three-month periods ended September 30, 2026 and 2025:

	Nine Months Ended September 30,		Three Months Ended September 30,	
(IN MILLIONS, except %) (1)	2026	2025	2026	2025
Fintech monthly active users	93	72	93	72
Unique active buyers	128	107	94	77
Gross merchandise volume	63,694	45,131	22,818	16,543
Number of items sold	2,384	1,677	867	635
Total payment volume	296,939	194,129	108,801	71,224
Acquiring total payment volume	188,351	132,394	68,279	47,712
Total payment transactions	15,477	10,964	5,656	4,013
NIMAL	19.7 %	22.0 %	20.1 %	21.0 %
Capital expenditures	1,215	900	503	357
Depreciation and amortization	844	580	306	209

(1) Growth calculations based on this table may not total due to rounding.

Year-over-year USD Growth Rates by Quarter

Consolidated net revenues and financial income	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Brazil	38 %	48 %	55 %	59 %	50 %
Mexico	44 %	56 %	62 %	55 %	47 %
Argentina	39 %	23 %	23 %	20 %	26 %
Commerce	33 %	40 %	47 %	50 %	47 %
Fintech	49 %	51 %	51 %	49 %	42 %
Total MELI	39 %	45 %	49 %	50 %	45 %

Gross merchandise volume	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Brazil	36 %	46 %	54 %	57 %	44 %
Mexico	36 %	49 %	48 %	42 %	31 %
Argentina	2 %	(1) %	5 %	13 %	24 %
Total MELI	28 %	37 %	42 %	44 %	38 %

Total payment volume	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
TPV Total	41 %	42 %	50 %	56 %	53 %
TPV Acquiring	32 %	33 %	39 %	44 %	43 %

MercadoLibre | Letter to Shareholders 6

Year-over-year FX-neutral Growth Rates by Quarter Consolidated net revenues and financial income Q3’25 Q4’25 Q1’26 Q2’26 Q3’26 Brazil 35% 37% 39% 42% 41 % Mexico 42% 41% 39% 38% 36 % Argentina 97% 77% 65% 48% 42 % Commerce 38% 37% 39% 40% 41 % Fintech 65% 61% 54% 47% 40 % Total MELI 49% 47% 46% 43% 41 % Gross merchandise volume Q3’25 Q4’25 Q1’26 Q2’26 Q3’26 Brazil 34% 35% 38% 39% 36 % Mexico 34% 35% 28% 26% 21 % Argentina 44% 42% 41% 38% 40 % Total MELI 35% 37% 36% 36% 33 % Total payment volume Q3’25 Q4’25 Q1’26 Q2’26 Q3’26 TPV Total 54% 53% 55% 56% 51 % TPV Acquiring 45% 40% 41% 42% 40 % MercadoLibre Letter to Shareholders 7 Q3’26 Results

Conference Call and Webcast The Company will host an earnings video as well as a conference call and audio webcast for any questions that investors may have on November 4, 2026, at 5:00 p.m. Eastern Time. In order to access our video webcast and the live audio, investors, analysts and the market in general may access the following link at https://event.choruscall.com/mediaframe/webcast.html?webcastid=1iH9zOZN to attend the live event. Also, to ask questions on our conference call, investors, analysts and the market in general may access the following link https:// hdr.choruscall.com/?$Y2FsbHR5cGU9MiZyPXRydWUmaW5mbz1jb21wYW55LXBob25l or dial in through the following numbers: TOLL FREE 1-833-821-3654 | INTERNATIONAL 1-412-652-1249 and ask to join MercadoLibre's conference call to be able to pose questions. Access to our video webcast and the live audio will be available in the investor relations section of the Company’s website, at http:// investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call. MercadoLibre Letter to Shareholders 8 Q3’26 Results

Definition of Selected Metrics ■ Fintech monthly active users (MAU) – Defined as Fintech payers and/or collectors that, during the last month of the reporting period, performed at least one of the following actions during such month: 1) made a debit or credit card payment, 2) made a QR code payment, 3) made an off-platform online payment using our checkout or link of payment solutions while logged in to our Mercado Pago fintech platform, 4) made an investment or employed any of our savings solutions, 5) has an active insurance policy, 6) has an outstanding loan up to date or non performing below 90 days, or 7) received the payment from a sale or transaction either on or off marketplace. ■ Unique active buyers – Defined as users that have performed at least one purchase on the Mercado Libre Marketplace during the reported period. From the second quarter of 2025 onwards, we have included food delivery transactions in the current indicator. ■ Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2025 and applying it to the corresponding months in 2026, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations. ■ Gross merchandise volume (GMV) – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions. From the second quarter of 2025 onwards, we have included food delivery transactions in the current indicator. ■ Total payment transactions (TPN) – Measure of the number of all transactions paid for using Mercado Pago, excluding peer-to-peer transactions. ■ Total payment volume (TPV) – Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions, excluding peer-to-peer transactions. ■ Acquiring total payment volume – Measure of the total U.S. dollar sum of all transactions settled using our Mercado Pago and its payment processing and settling services in marketplace and non-marketplace transactions and consists of the following transactions volume: 1) point of sale payment volume, 2) commerce payment volume through our Mercado Libre Marketplace, 3) online payment volume through our checkout or link payment solution for merchants, and 4) QR code payment volume. ■ MPOS – Mobile point-of-sale is a dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal wirelessly. ■ Commerce – Revenues from core marketplace fees, shipping fees, first-party sales, ad sales, classified fees, membership subscription fees and other ancillary services. ■ Fintech – Revenues include fees from off-platform transactions, financing fees, interest earned from merchant and consumer credits, interest earned on cash and investments as part of Mercado Pago activities net of interest gains passed through to our Brazilian users in connection with our asset management product, and sale of MPOS. ■ Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items. From the second quarter of 2025 onwards, we have included food delivery transactions in the current indicator. ■ G&A – General and administrative expenses. ■ Fintech cost to serve – The operating costs directly associated with serving our fintech customers, divided by the number of active customers. It includes: (i) transaction processing (collection) fees on money-in and money-out; (ii) credit collection costs; (iii) fraud prevention costs; (iv) customer service (CX) costs; (v) customer incentive costs, net of related revenues; (vi) chargebacks; and (vii) hosting costs. It excludes credit losses (bad debt) and funding costs. ■ Local Currency Growth Rates – Refer to FX Neutral definition. ■ Net income margin – Defined as net income as a percentage of net revenues & financial income. ■ Operating margin – Defined as income from operations as a percentage of net revenues & financial income. ■ Net Interest Margins After Losses (NIMAL) – NIMAL is the spread between credit revenues (excluding the results of sale of loans receivables) and the expenses associated with provisions for doubtful accounts (excluding the results of sale of loans receivable) and funding costs, and usually expressed as a percentage of the average portfolio for the period. ■ Non-performing loan (NPL) ratio – Shows the percentage of the loan portfolio that is not being paid on-time. MercadoLibre Letter to Shareholders 9 Q3’26 Results

About Mercado Libre Founded in 1999, MercadoLibre is the largest ecommerce and fintech ecosystem in Latin America. The Company's efforts are centered on enabling e-commerce and digital financial services for our users through a complete suite of technology solutions, with a mission of democratizing access to commerce and financial services. The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007. For more information about the Company visit: http://investor.mercadolibre.com. Forward-Looking Statements This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding MercadoLibre, Inc.’s possible or assumed future results of operations; expectations, objectives and progress against strategic priorities; initiatives and strategies related to our products and services, including our ability to successfully deliver new products and services; business and market outlook, opportunities, strategies and trends; financing and investment plans; competitive position; the macroeconomic environment; customer preferences and demand and market expansion; our planned product and services releases and capabilities; industry growth rates; inflation; and internet, ecommerce and credit card penetration in Latin America. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. Our forward-looking statements, and the risks and uncertainties related to them, convey MercadoLibre, Inc.’s current assumptions, expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward- looking statements. Additional information on the potential risks, uncertainties and factors that could affect MercadoLibre, Inc.’s results is included in filings we make with the Securities and Exchange Commission ("SEC") from time to time, including in the sections entitled “Risk Factors” and “Forward-Looking Statements” of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2025 and in any of MercadoLibre, Inc.’s other applicable filings with the SEC. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in MercadoLibre, Inc.’s most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. MercadoLibre, Inc.’s financial results for its third quarter of 2026 are not necessarily indicative of MercadoLibre, Inc.’s operating results for any future periods. The information provided herein is as of September  30, 2026. Unless required by law, MercadoLibre, Inc. undertakes no obligation to, and does not intend to, publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof. MercadoLibre Letter to Shareholders 10 Q3’26 Results

MercadoLibre, Inc. Interim Condensed Consolidated Balance Sheets as of September 30, 2026 and December 31, 2025 (In millions of U.S. dollars, except par value) (Unaudited) September 30, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 4,162 $ 3,670 Restricted cash and cash equivalents 14,559 9,867 Short-term investments 3,213 2,629 Accounts receivable, net 439 369 Credit card receivables and other means of payments, net 9,055 6,893 Loans receivable, net of allowances of $4,710 and $3,057 12,451 8,855 Inventories 1,028 570 Other assets 1,204 720 Total current assets 46,111 33,573 Non-current assets: Long-term investments 1,456 1,764 Credit card receivables and other means of payments, net 145 153 Loans receivable, net of allowances of $134 and $86 589 510 Property and equipment, net 2,998 2,303 Operating lease right-of-use assets 2,932 2,201 Goodwill 172 163 Intangible assets, net 11 33 Deferred tax assets 2,402 1,541 Other assets 438 426 Total non-current assets 11,143 9,094 Total assets $ 57,254 $ 42,667 Liabilities Current liabilities: Accounts payable and accrued expenses $ 6,231 $ 4,502 Funds payable to customers 17,400 13,029 Amounts payable due to credit and debit card transactions 5,464 3,584 Salaries and social security payable 1,034 916 Taxes payable 1,221 1,140 Loans payable and other financial liabilities 6,909 4,623 Operating lease liabilities 599 430 Other liabilities 564 409 Total current liabilities 39,422 28,633 Non-current liabilities: Amounts payable due to credit and debit card transactions 165 187 Loans payable and other financial liabilities 6,281 4,570 Operating lease liabilities 2,365 1,769 Deferred tax liabilities 385 372 Other liabilities 436 388 Total non-current liabilities 9,632 7,286 Total liabilities $ 49,054 $ 35,919 Commitments and contingencies Equity Common stock, $0.001 par value, 110,000,000 shares authorized, 50,696,802 and 50,697,182 shares issued and outstanding $ — $ — Additional paid-in capital 1,772 1,771 Treasury stock, 226,593 and 225,931 shares (313) (312) Retained earnings 7,140 5,809 Accumulated other comprehensive loss (399) (520) Total equity 8,200 6,748 Total liabilities and equity $ 57,254 $ 42,667 MercadoLibre Letter to Shareholders 11 Q3’26 Results

Q3'26 Results

MercadoLibre, Inc.
Interim Condensed Consolidated Statements of Income
For the nine and three-month periods ended September 30, 2026 and 2025
(In millions of U.S. dollars, except for share data) (Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,	
	2026	2025	2026	2025
Net service revenues and financial income	$ 25,612	$ 17,760	$ 9,205	$ 6,476
Net product revenues	4,152	2,374	1,545	933
Net revenues and financial income	**29,764**	**20,134**	**10,750**	**7,409**
Cost of net revenues and financial expenses	(17,359)	(11,060)	(6,366)	(4,200)
Gross profit	**12,405**	**9,074**	**4,384**	**3,209**
Operating expenses:				
Product and technology development	(2,173)	(1,685)	(745)	(567)
Sales and marketing	(3,356)	(2,183)	(1,243)	(833)
Provision for doubtful accounts	(3,862)	(2,108)	(1,342)	(815)
General and administrative	(1,044)	(786)	(378)	(270)
Total operating expenses	**(10,435)**	**(6,762)**	**(3,708)**	**(2,485)**
Income from operations	**1,970**	**2,312**	**676**	**724**
Other income (expenses):				
Interest income and other financial gains, net	112	130	55	49
Interest expense and other financial losses	(185)	(110)	(58)	(35)
Foreign currency losses, net	(111)	(274)	(72)	(102)
Net income before income tax expense	**1,786**	**2,058**	**601**	**636**
Income tax expense	(455)	(620)	(153)	(215)
Net income	**$ 1,331**	**$ 1,438**	**$ 448**	**$ 421**

	Nine Months Ended September 30,		Three Months Ended September 30,	
	2026	2025	2026	2025
Basic earnings per share				
Basic net income available to shareholders per common share	$ 26.25	$ 28.37	$ 8.83	$ 8.32
Weighted average of outstanding common shares	50,697,115	50,697,338	50,696,994	50,697,265
Diluted earnings per share				
Diluted net income available to shareholders per common share	$ 26.25	$ 28.37	$ 8.83	$ 8.32
Weighted average of outstanding common shares	50,697,234	50,697,344	50,697,106	50,697,284

MercadoLibre | Letter to Shareholders 12

MercadoLibre, Inc. Interim Condensed Consolidated Statements of Cash Flows For the nine-month periods ended September 30, 2026 and 2025 (In millions of U.S. dollars) (Unaudited) Nine Months Ended September 30, 2026 2025 Cash flows from operations: Net income $ 1,331 $ 1,438 Adjustments to reconcile net income to net cash provided by operating activities: Unrealized foreign currency (gains) losses, net (3) 297 Depreciation and amortization 844 580 Accrued interest, financial income and other revenues (1,117) (850) Non-cash interest expense and amortization of debt issuance costs and other charges 286 271 Provision for doubtful accounts 3,862 2,108 Provision for contingencies 126 71 Results on derivative instruments 204 96 Results on digital assets at fair value — (13) Long term retention program (“LTRP”) accrued compensation 235 252 Deferred income taxes (794) (310) Changes in assets and liabilities: Receivables (2,173) (1,103) Inventories (444) (187) Other assets (434) (234) Payables and accrued expenses 1,612 718 Funds payable to customers 3,816 2,607 Amounts payable due to credit and debit card transactions 1,648 766 Other liabilities (33) 256 Operating lease liabilities (403) (276) Interest received from investments 124 420 Net cash provided by operating activities 8,687 6,907 Cash flows from investing activities: Purchases of investments (10,493) (9,883) Proceeds from sale and maturity of investments 10,340 11,242 Proceeds from settlements of derivative instruments 28 3 Payments from settlements of derivative instruments (156) (38) Changes in loans receivable, net (6,212) (4,586) Investments in property and equipment, intangible assets and intangible assets at fair value (1,215) (916) Net cash used in investing activities (7,708) (4,178) Cash flows from financing activities: Proceeds from loans payable and other financial liabilities 55,676 30,703 Payments on loans payable and other financing liabilities (51,816) (29,140) Payments of finance lease liabilities (49) (40) Common Stock repurchased (1) (1) Net cash provided by financing activities 3,810 1,522 Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents 395 249 Net increase in cash, cash equivalents, restricted cash and cash equivalents 5,184 4,500 Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period 13,537 4,699 Cash, cash equivalents, restricted cash and cash equivalents, end of the period $ 18,721 $ 9,199 MercadoLibre Letter to Shareholders 13 Q3’26 Results

Q3'26 Results

MercadoLibre, Inc.
Financial results of reporting segments (Unaudited)

	Three Months Ended September 30, 2026				
	Brazil	Mexico	Argentina	Other Countries	Total
			(In millions)		
Net service revenues and financial income	$ 4,952	$ 2,120	$ 1,710	$ 423	$ 9,205
Net product revenues	1,049	309	108	79	1,545
Net revenues and financial income	**6,001**	**2,429**	**1,818**	**502**	**10,750**
Local operating expenses	(5,384)	(1,979)	(1,176)	(442)	(8,981)
Depreciation and amortization	(138)	(104)	(29)	(15)	(286)
Total segment costs	**(5,522)**	**(2,083)**	**(1,205)**	**(457)**	**(9,267)**
Direct contribution	**479**	**346**	**613**	**45**	**1,483**
Operating expenses and indirect costs of net revenues and financial expenses					(807)
Income from operations					**676**
Other income (expenses):					
Interest income and other financial gains, net					55
Interest expense and other financial losses					(58)
Foreign currency losses, net					(72)
Net income before income tax expense					**$ 601**

	Three Months Ended September 30, 2025				
	Brazil	Mexico	Argentina	Other Countries	Total
			(In millions)		
Net service revenues and financial income	$ 3,374	$ 1,460	$ 1,371	$ 271	$ 6,476
Net product revenues	635	191	70	37	933
Net revenues and financial income	**4,009**	**1,651**	**1,441**	**308**	**7,409**
Local operating expenses	(3,439)	(1,279)	(848)	(252)	(5,818)
Depreciation and amortization	(95)	(67)	(21)	(13)	(196)
Total segment costs	**(3,534)**	**(1,346)**	**(869)**	**(265)**	**(6,014)**
Direct contribution	**475**	**305**	**572**	**43**	**1,395**
Operating expenses and indirect costs of net revenues and financial expenses					(671)
Income from operations					**724**
Other income (expenses):					
Interest income and other financial gains, net					49
Interest expense and other financial losses					(35)
Foreign currency losses, net					(102)
Net income before income tax expense					**$ 636**

MercadoLibre | Letter to Shareholders 14

Non-GAAP Measures of Financial Performance To supplement our unaudited interim condensed consolidated financial statements presented in accordance with U.S. GAAP, we present earnings before interest income and other financial gains, net, interest expense and other financial losses, foreign currency gains (losses), net, income tax expense and depreciation and amortization (“Adjusted EBITDA”), net debt, foreign exchange (“FX”) neutral measures, adjusted free cash flow and net (decrease) increase in available cash, investments and digital assets as non- GAAP measures. Reconciliations of these non-GAAP financial measures to the most comparable U.S. GAAP financial measures can be found in the tables below. These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures. We believe that reconciliation of these non-GAAP measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure that represents our net income, adjusted to eliminate the effect of depreciation and amortization charges, interest income and other financial gains, net, interest expense and other financial losses, foreign currency losses, net and income tax expense. We have included this non-GAAP financial measure because it is used by our Management to evaluate our operating performance and trends, make strategic decisions and calculate leverage ratios. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our Management. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain items. The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated: Three Months Ended September 30, 2026 2025 (In millions) Net income $ 448 $ 421 Adjustments: Depreciation and amortization 306 209 Interest income and other financial gains, net (55) (49) Interest expense and other financial losses 58 35 Foreign currency losses, net 72 102 Income tax expense 153 215 Adjusted EBITDA $ 982 $ 933 MercadoLibre Letter to Shareholders 15 Q3’26 Results

Q3'26 Results

Net debt

We define net debt as total debt which includes current and non-current loans payable and other financial liabilities and current and non-current operating lease liabilities, less cash and cash equivalents (excluding cash and cash equivalents restricted due to management restriction policies), short-term investments and long-term investments, excluding time deposits, foreign debt securities and foreign government debt securities restricted and held in guarantee, securitization transactions and equity securities held at cost. We have included this non-GAAP financial measure because it is used by our Management to analyze our current leverage ratios and set targets to be met, which will also impact other components of the Company's balance sheet, cash flows and income statement. Accordingly, we believe this measure provides useful information to investors and other market participants in showing the evolution of the Company's indebtedness and its capability of repayment as a means to, alongside other measures, monitor our leverage based on widely-used measures.

The following table presents a reconciliation of net debt for each of the periods indicated:

	September 30, 2026	December 31, 2025
	(In millions)	
Current Loans payable and other financial liabilities	$ 6,909	$ 4,623
Non-current Loans payable and other financial liabilities	6,281	4,570
Current Operating lease liabilities	599	430
Non-current Operating lease liabilities	2,365	1,769
Total debt	**16,154**	**11,392**
Less:		
Cash and cash equivalents [1]	4,010	3,410
Short-term investments [2]	2,740	1,614
Long-term investments [3]	1,376	1,686
Cash and cash equivalents[1], short-term investments[2] and long-term investments[3]	**8,126**	**6,710**
Net debt	**$ 8,028**	**$ 4,682**

(1) Includes cash and cash equivalents (excluding cash and cash equivalents restricted due to management restriction policies).

(2) Excludes time deposits, foreign debt securities and foreign government debt securities restricted and held in guarantee.

(3) Excludes foreign government debt securities restricted and held in guarantee, investments held in VIEs as a consequence of securitization transactions and equity securities held at cost.

MercadoLibre | Letter to Shareholders 16

Q3'26 Results

FX neutral

We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2025 and applying them to the corresponding months in 2026, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended September 30, 2026:

	Three Months Ended September 30,					
	As reported		Percentage Change	FX Neutral Measures	As reported	Percentage Change
	2026	2025		2026	2025	
	(In millions, except percentages)			(In millions, except percentages)		
Net revenues and financial income	$ 10,750	$ 7,409	45.1 %	$ 10,432	$ 7,409	40.8 %
Cost of net revenues and financial expenses	(6,366)	(4,200)	51.6 %	(6,155)	(4,200)	46.5 %
Gross profit	**4,384**	**3,209**	**36.6 %**	**4,277**	**3,209**	**33.3 %**
Operating expenses	(3,708)	(2,485)	49.2 %	(3,583)	(2,485)	44.2 %
Income from operations	**$ 676**	**$ 724**	**(6.5)%**	**$ 694**	**$ 724**	**(4.0)%**

MercadoLibre | Letter to Shareholders 17

Adjusted free cash flow and Net (decrease) increase in available cash, investments and digital assets Adjusted free cash flow Adjusted free cash flow represents cash from operating activities less the increase (decrease) in cash and cash equivalents and investments related to customer funds due to regulatory requirements and other restrictions and equity securities held at cost, investments in property and equipment and intangible assets, changes in loans receivable, net and net proceeds from/payments on loans payable and other financial liabilities related to our Fintech solutions, since we consider those liabilities as the working capital of the Fintech activities. From the second quarter of 2025 onwards, we have also included increase (decrease) in cash and cash equivalents and investments restricted due to management restriction policies and digital assets as an adjustment in the calculation of our adjusted free cash flow. We consider adjusted free cash flow to be a measure of liquidity generation that provides useful information to management and investors since it shows how much cash the Company generates with its core activities that can be used for discretionary purposes and to repay its corporate and/or commerce debt. A limitation of the utility of adjusted free cash flow as a measure of liquidity generation is that it is a partial representation of the total increase or decrease in our available cash, investments and digital assets balance for the period. Therefore, we believe it is important to view the adjusted free cash flow measure only as a complement to our entire consolidated statements of cash flows. Net (decrease) increase in available cash, investments and digital assets Net (decrease) increase in available cash, investments and digital assets represents adjusted free cash flow less net proceeds from/ payments on loans payable and other financial liabilities, related to our Commerce and corporate activities, payments of finance lease obligations, other investing and/or financing activities not considered above and the effect of exchange rates changes on available cash and investments. We consider Net (decrease) increase in available cash, investments and digital assets to be a measure of liquidity availability that provides useful information to management and investors after netting out all other debt and corporate payments and activities from the adjusted free cash flow. MercadoLibre Letter to Shareholders 18 Q3’26 Results

The following table shows a reconciliation of Net cash provided by operating activities to Adjusted free cash flow and Net (decrease) increase in available cash, investments and digital assets: Nine Months Ended September 30, 2026 2025 (In millions) Net cash provided by operating activities ("CFO") $ 8,687 $ 6,907 Adjustments to reconcile CFO to Adjusted free cash flow (1) 38 70 Increase in cash and cash equivalents and investments related to customer funds due to regulatory requirements and other restrictions (including management restriction policies) and equity securities held at cost (3,574) (2,528) Investments in property and equipment and intangible assets (1,215) (900) Changes in loans receivable, net (6,212) (4,586) Proceeds from loans payable and other financial liabilities related to our Fintech solutions, net 2,719 1,755 Adjusted free cash flow 443 718 Proceeds from (payments on) loans payable and other financial liabilities, related to our Commerce and Corporate activities, net 974 (232) Other investing and/or financing activities (11) (36) Effect of exchange rate changes on available cash and investments 10 219 Net increase in available cash, investments and digital assets $ 1,416 $ 669 Available cash, investments and digital assets (2), at the beginning of the period 6,710 4,603 Available cash, investments and digital assets (2), at the end of the period 8,126 5,272 Net cash used in investing activities (7,708) (4,178) Net cash provided by financing activities 3,810 1,522 (1) Includes accrued interest and financial income net of interest received from available and restricted investments, and results on digital assets. (2) Includes cash and cash equivalents (excluding cash and cash equivalents restricted due to management restriction policies), short-term investments (excluding time deposits, foreign debt securities and foreign government debt securities restricted and held in guarantee) and long-term investments (excluding foreign government debt securities restricted and held in guarantee, investments held in VIEs as a consequence of securitization transactions and equity securities held at cost) and digital assets. > CONTACT: MercadoLibre, Inc. Investor Relations investor@mercadolibre.com http://investor.mercadolibre.com MercadoLibre Letter to Shareholders 19 Q3’26 Results